Granite Point Mortgage Trust Inc. Reports Fourth Quarter 2018 Financial Results
and Activity Post Quarter-End

NEW YORK, February 5, 2019 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) today announced its financial results for the quarter ended December 31, 2018 and provided an update on its activities subsequent to quarter-end. A presentation containing fourth quarter 2018 highlights and activity post quarter-end can be viewed at www.gpmortgagetrust.com.

Fourth Quarter 2018 Summary

•	GAAP net income of $16.7 million or $0.38 per basic share; Core Earnings(1) of $17.2 million or $0.40 per basic share .

•	Taxable income of $18.0 million or $0.41 per basic share; dividend of $0.42 per common share; and book value of $18.97 per common share.

•
Closed 18 senior floating rate commercial real estate loans with total commitments of $669.3 million having a weighted average stabilized LTV of 65%(2) and a weighted average yield of LIBOR + 3.83%(3); funded $486.6 million of principal balance on loans during the quarter, including $41.5 million on existing loan commitments and $1.2 million on upsizing of 2 existing loans, whose total commitments were increased by $8.3 million.

•	Received prepayments and principal amortization of $27.7 million.

•	Owned a portfolio with a principal balance of $3.2 billion, which was over 98% floating rate and over 97% senior commercial mortgage loans, with a weighted average stabilized LTV of 63%.

•	Issued over $130 million of 5-year, 6.375% senior unsecured convertible notes.

Annual Summary

•	GAAP net income of $63.0 million or $1.45 per basic share; Core Earnings(1) of $66.3 million or $1.53 per basic share; and paid a dividend of $1.62 per common share.

•	Originated approximately $1.6 billion of senior floating rate commercial loans, up 30% from prior year.

•	Executed an $826.6 million commercial real estate CLO with an advance rate of approximately 80% and a weighted average interest rate at issuance of LIBOR plus 1.27%.(4)

Activity Post Quarter-End

•	Completed an underwritten public offering of 6.85 million shares of common stock, raising total proceeds to the company of approximately $130 million, or $19.00 per share of common stock.

•
Generated a pipeline of senior CRE loans, with total commitments of over $200 million and initial fundings of over $190 million, which have either closed or are in the closing process, subject to fallout.

"Granite Point had a great 2018 delivering strong results, "stated Jack Taylor, Granite Point's President and Chief Executive Officer". Record fourth quarter originations of $669 million brought our yearly total to approximately $1.6 billion, up 30% from 2017.  Additionally, we expanded and added different types of financing lines and executed our first CLO securitization, which provided low cost, term-matched, non-recourse financing for a significant portion of our loan portfolio. We continue to successfully execute on our strategy and grow our business supported by the strong capabilities of our direct origination platform while maintaining an attractive risk profile."

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

(4)	Excludes deferred debt issuance costs.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on February 6, 2019 at 10:00 a.m. EST to discuss fourth quarter 2018 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (833) 255-2835, (or (412) 902-6769 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning February 6, 2019 at 12:00 p.m. EST through February 13, 2019 at 12:00 a.m. EST. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10127338. The call will also be archived on the company’s website in the Investor Relations section under the Events & Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This release contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 590 Madison Avenue, 38th floor, New York, NY 10022, telephone (212) 364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-3200, investors@gpmortgagetrust.com.

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GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS	(unaudited)
Loans held-for-investment	$3,167,913	$2,304,266
Available-for-sale securities, at fair value	12,606	12,798
Held-to-maturity securities	26,696	42,169
Cash and cash equivalents	91,700	107,765
Restricted cash	31,723	2,953
Accrued interest receivable	10,268	7,105
Deferred debt issuance costs	3,924	8,872
Prepaid expenses	1,055	390
Other assets	15,996	12,812
Total Assets	$3,361,881	$2,499,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,500,543	$1,521,608
Securitized debt obligations	654,263	—
Revolving credit facilities	75,000	—
Convertible senior notes	268,138	121,314
Accrued interest payable	6,394	3,119
Unearned interest income	510	197
Dividends payable	18,346	16,454
Other liabilities	10,156	6,817
Total Liabilities	2,533,350	1,669,509
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,621,174 and 43,235,103 shares issued and outstanding, respectively	436	432
Additional paid-in capital	836,288	829,704
Accumulated other comprehensive loss	(192)	—
Cumulative earnings	91,875	28,800
Cumulative distributions to stockholders	(100,876)	(30,315)
Total Stockholders’ Equity	827,531	828,621
Total Liabilities and Stockholders’ Equity	$3,361,881	$2,499,130

GRANITE POINT MORTGAGE TRUST INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest income:	(unaudited)		(unaudited)
Loans held-for-investment	$51,708	$35,837	$179,284	$113,050
Available-for-sale securities	309	268	1,160	1,035
Held-to-maturity securities	716	934	3,194	3,726
Cash and cash equivalents	101	16	242	26
Total interest income	52,834	37,055	183,880	117,837
Interest expense:
Repurchase agreements	17,000	15,659	62,432	37,968
Securitized debt obligations	7,092	—	17,660	—
Convertible senior notes	4,182	397	10,783	397
Revolving credit facilities	276	—	648	—
Note payable to affiliate	—	31	—	4,098
Total interest expense	28,550	16,087	91,523	42,463
Net interest income	24,284	20,968	92,357	75,374
Other income:
Fee income	—	—	1,446	—
Total other income	—	—	1,446	—
Expenses:
Management fees	3,075	3,020	12,509	9,737
Servicing expenses	628	392	2,196	1,354
General and administrative expenses	3,884	3,421	16,025	10,982
Total expenses	7,587	6,833	30,730	22,073
Income before income taxes	16,697	14,135	63,073	53,301
Provision for (benefit from) income taxes	—	(1)	(2)	(4)
Net income	16,697	14,136	63,075	53,305
Dividends on preferred stock	25	25	100	50
Net income attributable to common stockholders	$16,672	$14,111	$62,975	$53,255
Basic earnings per weighted average common share(1)	$0.38	$0.33	$1.45	$0.60
Diluted earnings per weighted average common share(1)	$0.37	$0.33	$1.42	$0.60
Dividends declared per common share	$0.42	$0.38	$1.62	$0.70
Weighted average number of shares of common stock outstanding:
Basic	43,502,583	43,235,103	43,445,384	43,234,671
Diluted	56,103,568	43,235,103	51,999,365	43,234,671
Comprehensive income:
Net income attributable to common stockholders	$16,672	$14,111	$62,975	$53,255
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(224)	(16)	(192)	112
Other comprehensive (loss) income	(224)	(16)	(192)	112
Comprehensive income attributable to common stockholders	$16,448	$14,095	$62,783	$53,367
(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended December 31, 2018
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$16,672
Adjustments for non-core earnings:
Non-cash equity compensation	576
Core Earnings(1)	$17,248

Core Earnings per basic common share	$0.40
Basic weighted average shares outstanding	43,502,583

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.